Exhibit 99.1

William J. Gremp

December 10, 2008

Mr. John F. Barry
Chief Executive Officer and
Chairman of the Board of Directors
Prospect Capital Corporation
10 E. 40th Street
Suite 4400
New York, NY  10016

Dear John,

I am writing to notify you in accordance with Merrill Lynch policy, I am resigning my position of outside director to the Board of Directors of Prospect Capital Corporation effective today, December 10, 2008. It’s been great working with you and your professional, talented and successful team. I had endeavored not to let this day happen, but with evolutionary changes in the securities business, Merrill’s rules regarding outside directorships must logically prevail.

Very truly yours,

/s/  William J. Gremp

William J. Gremp